Exhibit 99.1

MSG NETWORKS INC. REPORTS

FISCAL 2016 THIRD QUARTER RESULTS

Fiscal 2016 third quarter revenues of $179.6 million

Fiscal 2016 third quarter AOCF of $87.8 million

Fiscal 2016 third quarter operating income of $84.1 million

NEW YORK, N.Y., May 4, 2016 - MSG Networks Inc. (NYSE: MSGN) today reported financial results for the fiscal third quarter ended March 31, 2016.

For the fiscal 2016 third quarter, MSG Networks Inc. generated revenues of $179.6 million, an increase of 6% as compared with the prior year period. In addition, the Company generated adjusted operating cash flow (“AOCF”) of $87.8 million, operating income of $84.1 million and income from continuing operations of $44.7 million.(1)

For the three months ended March 31, 2015, the reported financial results of MSG Networks Inc. reflect the results of the sports and entertainment businesses of The Madison Square Garden Company as discontinued operations. Please note that results from continuing operations for the fiscal 2015 third quarter include certain corporate overhead expenses that MSG Networks Inc. did not incur in the fiscal 2016 third quarter and does not expect to incur in future periods, but do not meet the criteria for inclusion in discontinued operations. The reported financial results of MSG Networks Inc. for the three months ended March 31, 2016 reflect the Company’s results on a standalone basis, including the Company’s actual corporate overhead.

President and CEO Andrea Greenberg said, “For the third quarter, our compelling lineup of highly valuable, exclusive live sports content and other award-winning original programming drove strong results that included continued growth in affiliate revenue, and a strong increase in advertising revenue. We are well on our way to delivering a substantial level of revenue and AOCF for the full fiscal year, and remain confident in our ability to create long-term value for our shareholders.”

Fiscal Year 2016 Third Quarter Results
(In thousands, except per share data)	Three Months Ended March 31,
2016
Revenues	$179,596
Adjusted operating cash flow	87,766
Operating income	84,087
Income from continuing operations	44,710
Diluted EPS from continuing operations	$0.59

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

Summary of Reported Results from Continuing Operations

Fiscal 2016 third quarter total revenues of $179.6 million increased 6%, or $10.6 million, as compared with the prior year period. Affiliation fee revenue increased $4.4 million, primarily due to higher affiliation rates and, to a lesser extent, the impact of a favorable affiliate adjustment recorded in the current year period, partially offset by the impact of a low single digit percentage decrease in subscribers versus the prior year period. Advertising revenue increased $6.1 million, primarily driven by higher average per game sales from the telecast of live professional sports programming. Excluding the impact of the favorable affiliate adjustment recorded in the current year quarter, fiscal 2016 third quarter affiliation fee revenue increased $2.8 million and total company revenues increased $9.1 million, or 5%, both as compared with the prior year period.

Direct operating expenses of $73.3 million increased 21%, or $12.7 million, as compared with the prior year period. The increase was primarily due to higher rights fees expense, partially offset by other programming-related cost decreases. Higher rights fees expense includes a $12.1 million increase related to the new long-term media rights agreements with the New York Knicks and New York Rangers. Assuming the new media rights fees with the New York Knicks and New York Rangers were in place during the prior year third quarter, direct operating expenses of $73.3 million in the current year period would have represented an increase of 1%, or $0.6 million.

Selling, general and administrative expenses of $19.6 million decreased 38%, or $11.9 million, as compared with the prior year period, primarily due to the absence of certain corporate overhead expenses included in the results of the prior year third quarter. As noted above, fiscal 2015 third quarter reported results from continuing operations include certain corporate expenses that MSG Networks Inc. did not incur during the current year third quarter and does not expect to incur in future periods. Partially offsetting this decrease in expenses are corporate costs which were incurred during the fiscal 2016 third quarter by MSG Networks Inc. as a standalone public company as well as incremental net expenses related to the Company’s advertising sales representation agreement with The Madison Square Garden Company.

Adjusted operating cash flow of $87.8 million increased 13%, or $10.2 million, and operating income of $84.1 million increased 16%, or $11.7 million, both as compared with the prior year period, primarily due to lower selling, general and administrative expenses and higher revenues, partially offset by higher direct operating expenses.

About MSG Networks Inc.

MSG Networks Inc. is an industry leader with two award-winning regional sports and entertainment networks, MSG Network (MSG) and MSG+, as well as the live streaming and video on demand platform, MSG GO. The networks are home to nine professional sports teams, delivering live games of the New York Knicks; New York Rangers; New York Islanders; New Jersey Devils; Buffalo Sabres; New York Liberty; Major League Soccer’s Red Bulls and the Westchester Knicks, and exclusive non-game coverage of the New York Giants. Each year, the networks collectively telecast approximately 700 live sporting events - which also include college football and college basketball from top conferences - along with a full schedule of critically-acclaimed original programming. The gold standard for regional broadcasting, MSG Networks has won 145 New York Emmy Awards over the past nine years.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits and 4) gains or losses on sales or dispositions of businesses. The Company excluded the gain on sale of Fuse from AOCF as it is not indicative of the Company’s ongoing operating performance. Because it is based upon operating income, AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company without regard to either the distortive effects of fluctuating stock prices or the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our Company. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income, net income, cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income to AOCF, please see page 5 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Communications (212) 465-6442	Ari Danes, CFA Investor Relations (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.msgnetworks.com

Conference call dial-in number is 877-883-0832 / Conference ID Number 94958091

Conference call replay number is 855-859-2056 / Conference ID Number 94958091 until May 11, 2016

MSG NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Revenues	$179,596	$168,958	$497,674	$477,848
Direct operating expenses	73,329	60,601	204,978	165,374
Selling, general and administrative expenses	19,578	31,471	83,066	113,276
Depreciation and amortization	2,602	4,474	10,372	13,204
Gain on sale of Fuse	—	—	—	(186,178)

Operating income	84,087	72,412	199,258	372,172
Other income (expense):
Interest expense, net	(9,804)	(461)	(20,289)	(1,509)

Income from continuing operations before income taxes	74,283	71,951	178,969	370,663
Income tax expense	(29,573)	(36,132)	(58,878)	(165,506)

Income from continuing operations	44,710	35,819	120,091	205,157
Income (loss) from discontinued operations, net of taxes	(40)	3,893	(161,194)	3,858

Net income (loss)	$44,670	$39,712	$(41,103)	$209,015

Earnings (loss) per share:
Basic
Income from continuing operations	$0.60	$0.46	$1.60	$2.65
Income (loss) from discontinued operations	—	0.05	(2.15)	0.05

Net income (loss)	$0.60	$0.51	$(0.55)	$2.70

Diluted
Income from continuing operations	$0.59	$0.46	$1.59	$2.63
Income (loss) from discontinued operations	—	0.05	(2.13)	0.05

Net income (loss)	$0.59	$0.51	$(0.54)	$2.68

Weighted-average number of common shares outstanding:
Basic	75,037	77,134	75,173	77,454
Diluted	75,353	77,575	75,544	78,042

Note: For the three months ended September 30, 2015 and for the three and nine months ended March 31, 2015, the reported financial results of MSG Networks Inc. reflect the results of the sports and entertainment businesses of The Madison Square Garden Company as discontinued operations. Please note that results from continuing operations for these periods include certain corporate overhead expenses that MSG Networks Inc. did not incur in the fiscal 2016 second and third quarters and does not expect to incur in future periods, but do not meet the criteria for inclusion in discontinued operations.

MSG NETWORKS INC.

ADJUSTMENTS TO RECONCILE OPERATING INCOME

TO ADJUSTED OPERATING CASH FLOW

The following is a description of the adjustments to operating income in arriving at adjusted operating cash flow as described in this earnings release:

•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units granted under our employee stock plans and non-employee director plans in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•	Gain on sale of Fuse. This adjustment eliminates the pre-tax gain on the sale of Fuse.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Operating income	$84,087	$72,412	$199,258	$372,172
Share-based compensation	1,077	679	7,976	8,681
Depreciation and amortization	2,602	4,474	10,372	13,204
Gain on sale of Fuse	—	—	—	(186,178)

Adjusted operating cash flow	$87,766	$77,565	$217,606	$207,879

MSG NETWORKS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2016	June 30, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$111,055	$203,768
Restricted cash	—	9,003
Accounts receivable, net	76,984	85,610
Net related party receivables	52,149	27,324
Prepaid income taxes	22,463	30,375
Prepaid expenses	7,518	12,863
Other current assets	2,477	3,514
Current assets of discontinued operations	—	125,896

Total current assets	272,646	498,353
Property and equipment, net	14,534	19,514
Amortizable intangible assets, net	44,988	47,583
Goodwill	424,508	424,508
Other assets	42,866	46,274
Non-current assets of discontinued operations	—	1,983,597

Total assets	$799,542	$3,019,829

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$1,012	$11,359
Net related party payables	14,170	420
Current portion of long-term debt	57,414	—
Income taxes payable	35,001	—
Accrued liabilities:
Employee related costs	8,423	19,504
Other accrued liabilities	15,863	18,101
Deferred revenue	5,878	4,971
Current liabilities of discontinued operations	—	520,179

Total current liabilities	137,761	574,534
Long-term debt, net of current portion	1,430,949	—
Defined benefit and other postretirement obligations	28,148	28,476
Other employee related costs	4,439	5,318
Related party payable	1,637	—
Other liabilities	4,145	5,951
Deferred tax liability	359,541	351,734
Non-current liabilities of discontinued operations	—	330,294

Total liabilities	1,966,620	1,296,307

Commitments and contingencies
Stockholders’ Equity (Deficiency):
Class A Common stock, par value $0.01, 360,000 shares authorized; 61,293 and 62,207 shares outstanding as of March 31, 2016 and June 30, 2015, respectively	643	643
Class B Common stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding as of March 31, 2016 and June 30, 2015	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	1,490	1,084,002
Treasury stock, at cost, 2,966 and 2,052 shares as of March 31, 2016 and June 30, 2015, respectively	(213,002)	(143,250)
Retained earnings (accumulated deficit)	(950,594)	807,563
Accumulated other comprehensive loss	(5,751)	(25,572)

Total stockholders’ equity (deficiency)	(1,167,078)	1,723,522

Total liabilities and stockholders’ equity (deficiency)	$799,542	$3,019,829

MSG NETWORKS INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

Summary Data from the Statements of Cash Flows

	Nine Months Ended March 31,
	2016	2015
Net cash provided by operating activities from continuing operations	$161,280	$61,194
Net cash provided by (used in) investing activities from continuing operations	(2,458)	223,857
Net cash used in financing activities from continuing operations	(82,357)	(121,628)

Net cash provided by continuing operations	76,465	163,423

Net cash provided by (used in) discontinued operations	(184,095)	(14,605)

Cash and cash equivalents at beginning of period	218,685	92,251

Cash and cash equivalents at end of period	$111,055	$241,069

Free Cash Flow

	Nine Months Ended March 31,
	2016	2015
Net cash provided by operating activities from continuing operations	$161,280	$61,194
Less: Capital expenditures	(2,458)	(4,206)

Free cash flow	$158,822	$56,988

Capitalization

March 31, 2016
Cash and cash equivalents	$111,055
Credit facility debt(a)	1,500,000

Net debt	$1,388,945

Annualized AOCF(b)	$332,864
Leverage ratio(c)	4.2x

(a)	Represents aggregate principal amount of the debt.

(b)	Represents reported AOCF for the fiscal 2016 second and third quarters, multiplied by two.

(c)	Represents net debt divided by Annualized AOCF. This ratio differs from the covenant calculation contained in the Company’s credit facility.

Note: MSG Networks Inc. made its first principal payment of $50 million during the fiscal 2016 third quarter. In addition, during the fiscal 2016 third quarter, the Company made tax payments of $142 million, which primarily reflects a one-time payment related to certain historical activities of the Company’s former subsidiary, The Madison Square Garden Company, approximately $22 million of taxes paid related to continuing operations, and other offsetting items.